                                                                      Exhibit 7


                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the inclusion, in this Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 33-2625) for the Provident Mutual Variable Separate Accounts (Growth, Money Market, Bond, Managed, Zero Coupon Bond, Aggressive Growth, International and Variable), of the following reports:

         1. Our report dated February 5, 1999 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

         2. Our report dated February 26, 1999 on our audits of the financial statements of the Provident Mutual Variable Separate Accounts (Growth, Money Market, Bond, Managed, Aggressive Growth, International, Zero Coupon Bond and Variable) as of December 31, 1998 and for each of the three years in the period ended December 31, 1998.

         We also consent to the reference to our Firm under the caption
"Experts".






PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 14, 1999